UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(Preliminary)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Sunshine Biopharma Inc.
(Exact name of registrant as specified in its charter)

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☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

WE ARE NOT ASKING FOR A PROXY AND

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Sunshine Biopharma Inc.

333 Las Olas Way CU4 Suite 433

Fort Lauderdale, FL 33301

INFORMATION STATEMENT

Notice of Action Taken Without a Stockholders Meeting

General Information

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders of record as of the close of business on February 18, 2026, of the common stock, of Sunshine Biopharma Inc., a Colorado corporation (the “Company”), to notify such stockholders that on February 18, 2026, the Company received written consent in lieu of a meeting of stockholders from Dr. Steve N. Slilaty, our Chief Executive Officer, the holder of approximately 96.4% of the total voting power of the stockholders of the Company to approve amending our articles of incorporation to effect a reverse stock split of our common stock by a ratio of up to 1-for-10, with the Board of Directors having the discretion as to whether or not the reverse split is to be effected, and with the exact ratio of any reverse split to be set at a whole number up to 1-for-10 as determined by the Board in its discretion.

Pursuant to Rule 14c-2 under the Exchange Act, the corporate actions described in this Notice can be taken no sooner than 20 calendar days after the accompanying Information Statement is first sent or given to the Company’s stockholders. We are mailing this Information Statement to our stockholders on or about __, 2026.

Please review the Information Statement included with this Notice for a more complete description of this matter. This Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors,
February 20, 2026
/s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty
Chief Executive Officer and Chairman

Sunshine Biopharma, Inc.

333 Las Olas Way

CU4 Suite 433

Fort Lauderdale, FL 33301

INFORMATION STATEMENT

Notice of Action Taken Without a Stockholders Meeting

This Information Statement is being provided to you by the
Board of Directors of Sunshine Biopharma Inc.

WE ARE NOT ASKING FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND A PROXY

This Information Statement and the Notice of Action Taken Without a Stockholders’ Meeting (jointly, the “Information Statement”) is furnished by the Board of Directors of Sunshine Biopharma, Inc. (“we,” “us,” or “our”), to the holders of our common stock as of February 18, 2026 , to provide information with respect to action taken by the written consent of Dr. Steve N. Slilaty, who holds a majority of the voting power of the stockholders of the Company (the “Majority Stockholder”). This Information Statement is accordingly circulated to advise the stockholders of action already approved by written consent of the Majority Stockholder.

On February 18, 2026, our Chief Executive Officer and Chairman, Dr. Steve N. Slilaty approved by written consent amending our articles of incorporation to effect a reverse stock split of our common stock by a ratio of up to 1-for-10, with the Board of Directors having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio of any reverse stock split to be set at a whole number up to 1-for-10 as determined by the Board in its discretion. Neither a meeting of our stockholders nor additional written consents by our shareholders are necessary in connection with such action.

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THE REVERSE STOCK SPLIT

Approval of the reverse stock split would permit (but not require) our Board to effect a reverse stock split of our issued and outstanding common stock, by a ratio of up to 1-for-10, with the exact ratio to be set at a whole number up to 1-for-10 as determined by our Board in its sole discretion (the “Reverse Split”). We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, our Board may consider, among other things, factors such as:

•	the continued listing requirements of Nasdaq (as further discussed below);
•	the historical trading price and trading volume of our common stock;
•	the number of shares of our common stock outstanding;
•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Split on the trading market for our common stock;
•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and
•	prevailing general market and economic conditions.

Our Board reserves the right to elect to abandon the Reverse Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Split determined by our Board, stockholders with no less than 2 shares and no more than 10 shares of existing common stock, may be combined into one share of common stock. Any fractional shares will be rounded up to the next whole number. The amendment to effect the Reverse Split, if any, will include only the Reverse Split ratio determined by our Board to be in the best interests of our stockholders.

Reasons for and Possible Consequences of the Reverse Split

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “SBFM”. Nasdaq Rule 5500(a)(2) requires that our common stock maintain a minimum bid price of at least $1.00 to maintain its listing on Nasdaq (the “Bid Price Rule”).

Our common stock has recently traded at prices slightly above the $1.00 Nasdaq required minimum bid price requirement. In addition, the Company is and will remain, until April 2026, subject to an immediate delisting notice (subject to the Company’s right to request an appeal) in the event of noncompliance with the Bid Price Rule for 30 consecutive business days, pursuant to Listing Rule 5810(c)(3)(A)(iv), due to the fact that the Company has effected two reverse stock splits within the past two years (the earlier of which the Company completed in April 2024) at a cumulative ratio of more than 250 for 1.

The primary purpose of the Reverse Split is to maintain compliance with the Bid Price Rule. There is no assurance that, even if we implement the Reverse Split, we will maintain compliance with the Bid Price Rule or other applicable requirements for continued listing on Nasdaq.

Additionally, we believe that authorizing the Reverse Split is advisable because we anticipate that the expected increase to the market price of our common stock as a result of implementing the Reverse Split may improve the marketability and liquidity of our common stock and encourage interest and trading in our stock. The Reverse Split could allow a broader range of institutions to invest in our stock (namely, investors that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our common stock. The Reverse Split could help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

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For the reasons discussed herein, we believe that authorizing the Board to effect the Reverse Split is in the Company’s and our shareholders’ best interests.

While reducing the number of our outstanding common stock through the Reverse Split is intended, absent other factors, to increase the per share market price of our common stock, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Split, if completed, will result in the intended benefits described above. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Split will increase in proportion to the reduction in the number of our common stock outstanding before the Reverse Split. Accordingly, the total market capitalization of our common stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split.

Procedure for Implementing the Reverse Split

The Reverse Split would become effective upon the filing of the amendment with the Secretary of State of Colorado. The exact timing of the filing of the amendment to effect the Reverse Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Split if, at any time prior to filing the amendment, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Split.

Effect of the Reverse Split on Holders of Outstanding Common Stock

Our articles of incorporation currently authorize us to issue a maximum of 3,000,000,000 shares of common stock, par value $0.001 per share, and 30,000,000 shares of preferred stock, par value $0.10 per share. As of February 18, 2026, we had 4,905,945 shares of common stock and 130,000 shares of Series B Preferred Stock issued and outstanding. Based on the number of our shares of common stock outstanding as of February 18, 2026, assuming we implement the Reverse Split at the maximum ratio of 1-for-10, the Reverse Split would reduce our outstanding shares of common stock to 490,595 shares, subject to rounding for fractional shares (which will be rounded up). The Reverse Split would not affect the number of authorized or outstanding shares of the Series B Preferred Stock.

Effect of the Reverse Split on Warrants

Based upon the Reverse Split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding warrants. This would result in approximately the same aggregate price being required to be paid under such warrants, and approximately the same value of shares of common stock being delivered upon such exercise, immediately following the Reverse Split as was the case immediately preceding the Reverse Split. Our Series B Warrants will be subject to certain further adjustments, as set forth therein.

Anti-Takeover Effects

The Reverse Split will have the effect of decreasing the number of issued and outstanding shares of common stock, while leaving unchanged the number of authorized shares of common stock.

In the future, if we issue additional authorized shares of common stock, it may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. Further, management might use the additional shares to resist or frustrate a third-party transaction by, for example, diluting the stock ownership of persons seeking to obtain control of the Company.

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Exchange of Stock Certificates; Fractional Shares

The Reverse Split, automatically, without any action on the part of any shareholder, the Company’s issued and outstanding shares of common stock (“Old Common Stock”) will be converted into new shares of common stock (“New Common Stock”). Each holder of a certificate or certificates, which, immediately prior to the effective date, represented outstanding shares of Old Common Stock, will, from and after the effective date, be entitled to receive a certificate or certificates representing the shares of New Common Stock into which the shares of Old Common Stock are reclassified in connection with the Reverse Split.

Until surrendered, we will deem outstanding certificates representing shares of Old Common Stock (the “Old Certificates”) held by shareholders to be cancelled and only to represent the number of whole shares of New Common Stock to which these shareholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates representing the appropriate number of whole shares of New Common Stock (the “New Certificates”). If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legend on the back of the New Certificate.

Shareholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as shareholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and shareholders holding shares in street name should contact their nominees. Shareholders will not have to pay any service charges in connection with the exchange of their certificates.

Our Board does not intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of issuing fractional shares, the Company will round shares up to the nearest whole number and all shares of Old Common Stock eliminated as a result of the Reverse Split will be cancelled. Shareholders who otherwise would be entitled to receive fractional shares because they hold, as of the effective date of the Reverse Split, a number of shares of our Old Common Stock not evenly divisible will be entitled to one share of New Common Stock.

Registered “Book-Entry” Holders of Common Stock (i.e. Stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-reverse split common stock, subject to adjustment for treatment of fractional shares.

Accounting Consequences

Pursuant to the Reverse Split, the par value of the common stock will remain $0.001 per share. The stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio determined by the Board (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our common stock outstanding.

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Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our common stock. This summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular shareholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Split should equal the aggregate tax basis in the common stock surrendered and the holding period for the common stock received should include the holding period for the common stock surrendered.

QUESTIONS AND ANSWERS ABOUT THE REVERSE STOCK SPLIT

Q. Why did I receive this Information Statement?

A. Applicable laws require us to provide you notice of action taken by the stockholders without a meeting, as well as to provide information regarding the reverse stock split even though your vote is neither required nor requested in order for the reverse stock split to become effective.

Q. Why am I not being asked to vote on the Reverse Split?

A. The holder of the majority of the voting power of our shareholders has already approved the Reverse Split pursuant to a written consent. Such approval, together with the approval of the Company’s Board, is sufficient under Colorado law, and no further approval by our stockholders is required.

Q. What do I need to do now?

A. Nothing. This Information Statement is purely for your information and does not require or request you to do anything.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of common stock as of February 18, 2026, by (i) each of our directors, (ii) each of our executive officers, (iii) all of our directors and executive officers as a group, and (iv) any person or group as those terms are used in Section 13(d)(3) of the Exchange Act, believed by us to beneficially own more than 5% of our issued and outstanding common stock. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. The percentages listed are based upon 4,905,945 shares of common stock and 130,000 shares of Series B Preferred Stock outstanding as of February 18, 2026. Unless otherwise indicated, the address of each holder is c/o Sunshine Biopharma Inc., 333 Las Olas Way, CU4 Suite 433, Fort Lauderdale, FL 33301.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class

Common	Dr. Steve N. Slilaty(1)	1,911	(3)	*
Series B Preferred		130,000	(2)	100%

Common	Camille Sebaaly(1)	60		*

Common	Dr. Andrew Keller(1)	0		*

Common	David Natan(1)	0		*

Common	Dr. Rabi Kiderchah(1)	1		*

Common	Mr. Michel Roy(1)	1			*

Common	All Officers and Directors as Group (6 persons):	1,973		*
Series B Preferred		130,000		100%

Common	Intracoastal Capital LLC(4)	544,500		9.99%

___________________

* Less than 1%.

(1)	Officer and/or director of our Company.
(2)	Includes 130,000 shares of the Company’s Series B Preferred Stock. Each share of Series B Preferred Stock is entitled to 1,000 votes.
(3)

Includes 1,850 shares of common stock owned by Mr. Malek Chamoun, former President of Nora Pharma Inc., a company acquired by the Company in October 2022. Dr. Slilaty controls the voting of Mr. Chamoun’s shares through a voting agreement between Mr. Chamoun and Dr. Slilaty dated October 20, 2022.

(4)	Represents shares of common stock issuable upon exercise of a warrant (the “Intracoastal Warrant”) held by Intracoastal Capital LLC ("Intracoastal"), and all such shares represent beneficial ownership of approximately 9.99% of the common stock, based on (1) 4,905,945 shares of common stock outstanding, plus (2) 544,500 shares issuable upon exercise of the Intracoastal Warrant. Based on Schedule 13G filed with the SEC on May 23, 2025, such shares may be deemed beneficially owned by Intracoastal, Mitchell P. Kopin and Daniel B. Asher (the “Reporting Persons”).The foregoing excludes 1,882,009 shares of common stock issuable upon exercise of the Intracoastal Warrant because the Intracoastal Warrant contains a blocker provision under which the holder thereof does not have the right to exercise the Intracoastal Warrant to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with the holder's affiliates, and any other persons acting as a group together with the holder or any of the holder's affiliates, of more than 9.99% of the common stock. Without such blocker provision, each of the Reporting Persons may have been deemed to have beneficial ownership of 2,426,509 shares of common stock. The address of the stockholder is 245 Palm Trail, Delray Beach, Florida 33483.

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ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with such act we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information are available at the SEC’s website at www.sec.gov.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations, and releases) representing our expectations or beliefs regarding us. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the SEC.

CONTACT INFORMATION

All inquiries regarding us should be addressed to our principal executive offices:

Sunshine Biopharma Inc.

333 Las Olas Way

CU4 Suite 433

Fort Lauderdale, FL 33301

By Order of the Board of Directors,
February 20, 2026
/s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty
Chief Executive Officer

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